                                                                                                                                  Exhibit 10.13

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (the "Agreement") is made and entered into effective as of November __, 2007 by and between CS Financing Corporation, a Delaware corporation (the "Company"), and Real Equity Solutions Inc., a California corporation (the "Consultant").

RECITALS

WHEREAS, the Company desires to engage Consultant’s services on the terms and subject to the conditions set forth herein; and

WHEREAS, the Consultant desires to provide the consulting services to the Company on the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained herein, the parties agree as follows:

1. CONSULTING SERVICES.  The Consultant agrees to use its commercially reasonable best efforts to complete the following tasks (the “Services”) on or prior to the date that is 180 days following the date hereof:

1.1 Develop loan policies (the “Loan Policies”) for residential, commercial and industrial real estate lending by the Company.

1.2 Develop underwriting guidelines for each type of loan that would be submitted pursuant to the Loan Policies.

1.3 Develop documents necessary to obtain the information needed to properly analyze a loan submission.

1.4 Develop a pricing matrix that will enable the Company to price loans that it reviews in accordance with the Loan Policies.

1.5 Develop a detailed internal underwriting process that includes information review, analysis and investment determination for each type of loan that might be submitted pursuant to the Loan Policies.

1.6 Assist and make recommendations to the Board of Directors of the Company regarding the establishment of a loan committee.

1.7 Develop a process and format to synthesize proposed loan transaction information into a summary memorandum containing the material terms and considerations presented by each loan transaction for internal use by the Company.

1.8 Develop documents to convey final loan committee decisions to applicants.

1.9 Develop a process for future review and analysis of lending inquiries.

2. Compensation.  For its Services hereunder, Consultant shall be paid $150.00 per hour on a monthly basis.  Consultant shall submit a statement outlining in reasonable detail the work provided and the associated hours billed.  Consultant shall bill its time in one tenth of one hour increments.  Statements shall be due and payable in arrears within 30 days of the Company’s receipt thereof.

3. TERMINATION OF AGREEMENT.  This Agreement may be terminated at any time with or without cause (1) immediately by the Company upon written notice to the Consultant, and (2) by the Consultant upon 20 days written notice to the Company.  Upon termination of this Agreement, Consultant shall submit a final statement detailing any outstanding and previously unbilled time, which final statement shall be due and payable within 30 days of the Company’s receipt thereof.

4. CONFIDENTIALITY.  Except as contemplated hereby or required by a court of competent authority or governmental or quasi-governmental regulatory agency or body, Consultant shall keep confidential and shall not disclose to others and shall use its best efforts to prevent its officers, directors, affiliates, agents, and representatives from disclosing to others without the prior written consent of Company any confidential  information that (i) pertains to this Agreement, or any of the Services contemplated hereby, or (ii) pertains to confidential or proprietary information of the Company (“Confidential Information”). Consultant shall not use, and shall use its best efforts to prevent any of its officers, directors, affiliates, agents and representatives from using, except in performance of its obligations to Company, any Confidential Information, except in connection with the transactions contemplated hereby.  The term “confidential information” is used in this Section 4 to describe information that is confidential, non public, or proprietary in nature, was provided to Consultant or its representatives by the Company, or any agent, representative or employee of the foregoing.  Information that (i) is available, or becomes available, to the public through no fault or action by Consultant, its officers, directors, agents, representatives or employees or (ii) becomes available on non confidential basis from any source other than the Company, or any such persons’ agents, representatives, or employees and such source is not prohibited from disclosing such information, shall not be deemed confidential information.

5. MISCELLANEOUS.

5.1 This Agreement shall be governed and construed by the laws of the State of California, without regard to the conflict of laws provisions thereof.  Venue with respect to the enforcement of the arbitration provisions of Section 10 shall be in the state or federal courts nearest to the Company’s headquarters in Marin County, California.

5.2 This Agreement shall be effective only when signed by Company and shall take precedence over and supersede any other express or implied agreements and any or all other oral or written documentation concerning the subject matter of this Agreement.

5.3 There are no understandings of any kind or nature not included in this Agreement, or any written amendments hereto.

5.4 Time is of the essence in respect of all provisions of this Agreement.

5.5 This Agreement may only be modified by a writing signed by both parties hereto.

5.6 This Agreement may be signed by the parties in counterparts which, when taken together, shall constitute one and the same agreement.

5.7 Each party represents and warrants to the other that it has full authority to enter into this Agreement and to be bound by it, and that the entry into this Agreement does not conflict with or violate any other agreement, duty or obligation, law or order applicable to such party.

5.8 Any uncertainty or ambiguity in this Agreement shall not be construed for or against any party based on the attribution of drafting to any party, and each party represents and warrants that it has had the opportunity to consult legal counsel regarding the execution and legal effect of this Agreement.

6. NOTICES.  Any notice hereunder shall be delivered to the applicable party’s address set forth on the signature page hereof, or such other address as shall have been noticed to the other party from time to time, by registered mail, reputable overnight courier service such as FedEx or UPS, or by facsimile transmission.  Notices delivered by registered mail shall be deemed received on the second business day following dispatch, notices delivered by reputable overnight courier service shall be deemed received on the business day immediately following dispatch (if overnight service has been selected) and notices delivered by facsimile shall be deemed delivered on the date successful transmission is confirmed, provided such transmission occurs by 5:00 p.m. local time on a business day, with transmissions after such time being deemed received on the following business day.

7. DISPUTES AND ARBITRATION.  Any dispute arising in connection with the interpretation or enforcement of the provisions of this Agreement, or its application or validity, shall be settled exclusively by binding arbitration in Marin County, California, before an experienced arbitrator mutually agreed upon by the parties.  If the parties cannot agree upon an arbitrator, one will be selected in accordance with the Commercial Arbitration Rules of the American Arbitration Association.  The arbitrator in this matter shall not have the power to modify any of the provisions of this Agreement.  The arbitrator’s decision shall be final and binding upon the parties and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.  The party initiating any arbitration shall advance the arbitrator’s fee and all costs of services provided by the arbitrator and arbitration organization; however, all costs of the arbitration or proceeding or litigation to enforce this Agreement, including attorney’s fees and costs, shall be paid as the arbitrator or court awards in accordance with applicable law.  THE PARTIES HEREBY WAIVE ANY RIGHT TO A JURY TRIAL ON ANY DISPUTE OR CLAIM COVERED BY THIS PARAGRAPH.

8. SURVIVAL OF CERTAIN PROVISIONS.  The obligations set forth in Section 4 and 9 shall survive any termination of this Agreement and shall continue to be binding obligations of the Consultant.

9. NO EMPLOYMENT RELATIONSHIP.  The Company and the Consultant agree that neither the Consultant nor any employee, director, or agent thereof shall be deemed an employee or an agent of the Company and such persons are not entitled to coverage under any employee insurance coverage or workers' compensation insurance coverage of the Company. The Consultant agrees to provide its own workers' compensation coverage and agrees to report all payments hereunder for state and federal income tax purposes and to pay all taxes, penalties or interest resulting from payments made hereunder, and shall indemnify and hold harmless the Company from and against any and all taxes, liabilities, losses, claims, expenses, penalties or interest resulting from payments made to the Consultant by the Company.

10. THIRD PARTY BENEFICIARIES. No person or entity shall be deemed to have any rights herein as a third party beneficiary.

[Signature page follows]

 RES Consulting Agreement
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IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.

COMPANY:

CS FINANCING CORPORATION, a Delaware corporation

By: /s/ Timothy Redpath
                                Timothy Redpath

Its: Chief Executive Officer

Address:

21 Tamal Vista Blvd., Suite 230
Corte Madera, California 94925Fax: (415) 927-7291

CONSULTANT:

REAL EQUITY SOLUTIONS INC., a California corporation

By: /s/Ted Ammiro
      Ted Ammiro

Its:  President

Address:

332 Pine Street, Suite 307
           San Francisco, CaliforniaFax: (415) 249-4995

 RES Consulting Agreement
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